                                                                   EXHIBIT 10.11


                               COYOTE SPORTS, INC.

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of February 2, 1999, by and between Royal Precision, Inc., a Delaware corporation ("Royal"), and Paragon Coyote Texas, Ltd. (the "Stockholder").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Coyote Sports, Inc., a Nevada corporation ("Coyote"), RP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Coyote ("Coyote Sub"), and Royal are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Coyote Sub with and into Royal. Pursuant to the Merger, each share of capital stock of Royal will be converted into the right to receive one share of a new class of Coyote Convertible Preferred Stock, authorized by Coyote, on the basis described in the Merger Agreement.

         B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Coyote as is indicated on the signature page of this Agreement (the "Shares").

         C. As an inducement to Royal to enter into the Merger Agreement, the Stockholder is willing to enter into and be bound by this Agreement pursuant to which the Stockholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Coyote acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), to vote the Shares and any other such shares of capital stock of Coyote so as to approve an increase in the number of authorized shares of Coyote Preferred Stock and the issuance of Coyote Convertible Preferred Stock and to facilitate consummation of the Merger and to grant Royal a proxy with respect to the Shares upon the terms set forth herein.

         D. All terms not otherwise defined herein shall have their respective meanings set forth in the Merger Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         1.       Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance. The Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares, as defined in Section 1.2 below, or to make any offer or agreement relating to any such action, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be validly terminated pursuant to the terms thereof.

                  1.2 Additional Purchases. The Stockholder agrees that any shares of capital stock of Coyote (or securities convertible into, exchangeable for or constituting the right to acquire, capital stock of Coyote) that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date (including, without limitation, in the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Coyote affecting the Shares, or pursuant to the exercise of any option) ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Agreement to Vote Shares. At every meeting of the stockholders of Coyote called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Coyote with respect to any of the following, the Stockholder shall vote (including any class vote) the Shares: (i) in favor of approval of the Merger Agreement and the Merger, the terms thereof and each of the transactions contemplated thereby, and any matter necessary to facilitate the Merger; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other agreement or obligation of Coyote under the Merger Agreement; (iii) against (x) any extraordinary corporate transaction, such as a merger, consolidation or any other business combination involving Coyote or its subsidiaries, (y) a sale, lease or transfer of a material amount of assets by Coyote or its subsidiaries (other than in the ordinary course of business) or (z) any reorganization, recapitalization, dissolution or liquidation of Coyote, in each case other than the Merger and the transactions contemplated by the Merger Agreement); or (iv) any other action involving Coyote or its subsidiaries which is intended or which reasonably could be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement (each of the matters referred to in clauses (i) through (iv), a "Subject Matter"). This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein.

         3. Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby represents, warrants and covenants to Royal as follows:

                  3.1 Ownership of Shares. The Stockholder (i) is the record holder and beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges, voting trusts or agreements, proxies or other encumbrances; (ii) does not beneficially own any shares of capital stock of Coyote (or securities convertible into, exchangeable for or constituting the right to acquire, capital stock of Coyote), other than the Shares (and other than options to purchase the number of shares of the common stock of Coyote, if any, indicated on the signature page of this Agreement); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

                  3.2 Stockholder Authority; No Conflict. This Agreement has been duly authorized (to the extent that the Stockholder is not a natural person), executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or bound or to which the Stockholder's Shares are subject. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under (except for any notice which may be required pursuant to the Exchange Act), any provision of any judgment, order, decree, statute, law, rule or regulation applicable to tile Stockholder or the Stockholder's Shares.

                  3.3 No Proxy Solicitations. The Stockholder will not, and will not permit any entity under the Stockholder's control to: (i) solicit proxies or become participants in a solicitation with respect to a CSI Acquisition Proposal or CSI Alternative Transaction or otherwise encourage or assist any party in taking or planing any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of Coyote stockholders with respect to an Acquisition Proposal or Alternative Transaction; or (iii) become members of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Coyote with respect to an Acquisition Proposal or Alternative Transaction. Notwithstanding the above, the Stockholder may take any actions in the Stockholder's role as a director of Coyote permitted under the Merger Agreement.

                  3.4 Royal Reliance. The Stockholder understands and acknowledges that Royal is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Royal.

                  3.5 No Solicitation. Upon execution of this Agreement, the Stockholder shall not have, or shall immediately terminate any discussions with, any third party concerning an Alternative Transaction. From and after the date of this Agreement until the earlier of the Effective Time (as defined in the Merger Agreement) or the termination of this Agreement in accordance with its terms, the Stockholder shall not, and shall not permit any officer, director, employee, controlled Affiliate, investment banker or other agent (in such agency capacity) of the Stockholder to, directly or indirectly,
         (i) solicit, engage in
         discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Stockholder or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than Royal, relating to an Alternative Transaction, (ii) provide information with respect to Coyote or any of its Subsidiaries to any Person, other than Royal, relating to a possible Alternative Transaction by any Person, other than Royal, (iii) enter into an agreement with any person, other than Royal, providing for a possible Alternative Transaction, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Transaction by any Person, other than by Royal. Notwithstanding the above, the Stockholder may take any actions in the Stockholder's role as a director of Coyote permitted under the Merger Agreement.

         4.       Grant of Irrevocable Proxy; Appointment of Proxy.

                  4.1 The Stockholder hereby irrevocably grants to, and appoints, each of Raymond J. Minella and Tom Schneider or either of them, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote such Stockholder's Shares, or grant or not grant a consent or approval in respect of such Shares, at any meeting of shareholders of Coyote or at any adjournment thereof or in any other circumstances, including, without limitation, a solicitation of stockholder consents to action without a meettng, upon which the Stockholder's vote, consent or other approval is sought, in respect of any Subject Matter.

                  4.2 Revocation of Any Other Proxies. The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

                  4.3 Proxy Granted to Royal Irrevocable. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4.1 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except, that this proxy shall expire on the Expiration Date. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy (expiring on the Expiration Date) is executed and intended to be irrevocable in accordance with the provisions of the Nevada General Corporation Law (the "NGCL").

         5. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's constituent partners or its successors.

         6. Additional Documents. The Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Royal, to carry out the intent of this Agreement.

         7. Consent and Waiver. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a pattty or pursuant to any rights the Stockholder may have.

         8. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         9.       Miscellaneous.

                  9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the rernainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned by the Stockholder without the prior written consent of Royal.

                  9.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

                  9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Royal will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the Covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedy or remedies that may be available to Royal upon any such violation, Royal shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Royal at law or in equity without posting any bond and without proving that monetary damages would be inadequate.

                  9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

         If to Royal:                       Royal Precision, Inc.
                                            15170 North Hayden Road
                                            Scottsdale, Arizona 89260
                                            Telecopier No.: (602) 627-0206
                                            Telephone No.: (602) 627-0270
                                            Attn:


         With a copy to:                    White & Case
                                            1155 Avenue of the Americas
                                            New York, New York 10036
                                            Telecopier No.: (212) 819-8200
                                            Telephone No.: (212) 819-8331
                                            Ann:     Ward Atterbury, Esq.

         If to the Stockholder:             Paragon Coyote Texas, Ltd.
                                            307 West 7th Street
                                            Suite 1210
                                            Fort Worth, TX  76102
                                            Telecopier No.: (817) 810-0014
                                            Telephone No.: (817) 810-0089
                                            Attn.:   Mark A. Pappas

         With a copy to:

                                            Telecopier No.:
                                            Telephone No.:
                                            Attn:

         or to such other address or person's attention as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                  9.6 Governing Law. The laws of the State of New York (irrespective of its choice of laws, rules or principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

                  9.7 Entire Agreement. This Agreement and the Merger Agreement contain the entire understanding of the parties with respect to the subject mafter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  9.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall Constitute one and the same agreement.

                  9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  9.10 Waiver of Jury Trial. ROYAL AND THE STOCKHOLDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OP OR RELATING TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.


                                        ROYAL PRECISION, INC.



                                        By:    /s/ [authorized signatory]
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        PARAGON COYOTE,  LTD.
                                        By:  Paragon Management Group, Inc.,
                                                 its General Partner


                                        By:    /s/ Mark Pappas, Pres.
                                           -------------------------------------
                                               Mark Pappas
                                               President


                                        685,953 shares of Common Stock

                                        521,739 shares of Common Stock
                                                subject to options